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                                                                    Exhibit 21.1

                                 SUBSIDIARY LIST*



                                                          STATE OF INCORPORATION
             NAME OF SUBSIDIARY                              OR REORGANIZATION
             ------------------                           ----------------------

1.  Alpha Coal Sales Co., LLC                              Delaware

2.  Alpha Energy Global Marketing, LLC                     Delaware

3.  Alpha Land and Reserves, LLC                           Delaware

4.  Alpha Natural Resources, LLC                           Delaware

5.  Alpha Natural Resources Capital Corp.                  Delaware

6.  Alpha Natural Resources Services, LLC                  Delaware

7.  Alpha Terminal Company, LLC                            Delaware

8.  AMFIRE, LLC                                            Delaware

9.  AMFIRE Holdings, Inc.                                  Delaware

10. AMFIRE Mining Company, LLC                             Delaware

11. AMFIRE WV, L.P.                                        Delaware

12. ANR Holdings, LLC                                      Delaware

13. Brooks Run Mining Company, LLC                         Delaware

14. Dickenson-Russell Coal Company, LLC                    Delaware

15. Enterprise Mining Company, LLC                         Delaware

16. Esperanza Coal Co., LLC                                Delaware

17. Gallup Transportation and Transloading
    Company, LLC.                                          New Mexico

18. Herndon Processing Company, LLC                        West Virginia

19. Kepler Processing Company, LLC                         West Virginia

20. Kingwood Mining Company, LLC                           Delaware

21. Litwar Processing Company, LLC                         West Virginia

22. Maxxim Rebuild Co., LLC                                Delaware

23. Maxxim Shared Services, LLC                            Delaware

24. Maxxum Carbon Resources, LLC                           Delaware

25. McDowell-Wyoming Coal Company, LLC                     Delaware

26. NATIONAL KING COAL LLC                                 Colorado

27. Newhall Mining Company, LLC                            West Virginia

28. Paramont Coal Company Virginia, LLC                    Delaware

29. Riverside Energy Company, LLC                          West Virginia

30. Solomons Mining Company                                West Virginia



* Following the internal restructuring as described in the prospectus under "Internal Restructuring."